EXHIBIT 10.2

                                 LEASE AGREEMENT

ARTICLE ONE. BASIC TERMS

     This Article One contains the Basic Terms of this Lease Agreement between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease Agreement referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01. Date of Lease: December 4, 2002

     Section 1.02 Landlord: Pacific NW Properties Limited Partnership

Address of Landlord: 9665 SW Allen Blvd., Suite 115, Beaverton, OR 97005

     Section 1.03.Tenant: Hydro Environmental Resources, Inc.

Premises Address: 2903 NE 109111 Avenue, Suite D, Vancouver, WA 98682

     Section 1.04. Tenants Use of Premises: Office and Warehouse

     Section 1.05. Premises Rentable Square Feet: Approximately 2,790 square feet

     Section 1.06. Project Building Area Square Feet: Approximately 25,560
                   square feet

     Section 1.07. Premises Percent of Project: 10.9%

     Section 1.08. Lease Term 3 Years beginning on January 1,2003 and ending on
                   December 31, 2005

     Section 1.09. Permitted Uses: Office and Warehouse and Manufacturing and
                   R&D

     Section 1.10. Tenant's Guarantor: N/A

     Section 1.11. Brokers:

Landlord's Broker: N/A
Tenant's Broker: N/A

     Section 1.12. Commission Payable to Landlord's Broker: N/A

     Section 1. 13. Security Deposit: $0

     Section 1.14. Vehicle Parking Spaces Pro Rata Allocation: pro rata

     Section 1.15. Monthly Rent and Other Periodic Payments Payable by Tenant

          (A)  Base Monthly Rent:
          1/1/03 - 12/31/03 $1,490.00 per month plus Other Periodic Payments 1/1/04 - 12/31/04 $1,535.00 per month plus Other Periodic Payments 1/1/05 - 12/31/05 $1,580.00 per month plus Other Periodic Payments

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          (B)  Other Periodic Payments by Tenant: In addition to Base Monthly
               Rent described in Section 1.15 (A), Tenant shall pay to Landlord the following: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See
               Section 4.04); (iv) Tenant's Initial Pro Rata Share of Expenses (See Section 4.08);

     Section 1.16. Exhibits: None

ARTICLE TWO. LEASE TERM

     Section 2.01. Lease of Premises For Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. This Lease includes the right to use on a non-exclusive basis those areas defined in Section 4.05 entitled "Common Areas". The Lease Term is for the period stated in Section 1.08 above and shall begin on the dates specified in
Section 1.08 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. As used in this Lease, Property shall mean buildings and common area.

     Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the date described in Section 1.08. Landlord's non delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the Lease Term shall be extended for a' period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Premises to Tenant within sixty (60) days after the date described in Section 1.08, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60) day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other; however, Tenant shall be entitled to a full refund of all deposits and prepaid rent previously paid, which shall be Tenant's sole and absolute remedy against Landlord. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Premises to Tenant.

     Section 2.03. Early Occupancy. If Tenant occupies the Premises prior to the "Lease Commencement Date", Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease except no Monthly Rent as described in section 1.1 5 (A) shall be due. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay all other charges specified in this Lease Agreement for the early occupancy period.

     Section 2.04. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease, except that the Base Monthly Rent as described in Section 1.15 (A), then in effect shall be increased by fifty percent (50%).

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ARTICLE THREE. BASE RENT

     Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Monthly Rent and Other Periodic Payments in the amount stated in Section 1.15(A) and Section 1.15 (B) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Monthly Rent and Other Periodic Payments in advance, without offset, deduction or prior demand. Payment shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

     Section 3.02. Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in
Section 1.13. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after the Landlord's written request. Tenant's failure to do so shall be material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

     Section 3.03. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR. OTHER CHARGES PAYABLE BY TENANT

     Section 4.0 I. Additional Rent. (Referred to as Other Periodic Payments in section 1.15B) All charges payable by Tenant other than Monthly Rent as described in Section 1.15 (A) are called "Additional Rent" Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the installment of Monthly Rent. The term "Rent" shall mean Base Monthly Rent and Additional Rent.

     Section 4.02. Property Taxes.

     (a) Real Property Taxes. Tenant shall pay its share of all Real Property Taxes on Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Premises by or for the benefit of Ten ant) during the Lease Term. Tenant's share of taxes shall be deemed to be the percentage that Tenant's square footage of premises bears to the total building square footage of the Project. Tenant shall pay to Landlord an amount each month which is equal to one-twelfth (1 /12th) of the Landlord's estimate of real properly taxes and assessments which shall constitute Additional Rent. Under the terms of Section 4.08 (b), Landlord shall notify Tenant in writing of the estimated monthly amount to be paid, and of any changes in the estimated amount, and Tenant shall pay Landlord such estimated amount at such times as and together with Tenant's monthly rental payment. Landlord shall furnish to Tenant a statement showing in reasonable detail the computation of Tenant's share of such taxes and assessments and the charge or credit to Tenant for any difference between the actual amount and the estimated amounts previously paid by Tenant; and any difference shall be paid or reimbursed within ten (10) days after Landlord gives Tenant notice thereof. Landlord shall reduce the monthly estimated amount in the event it is more than necessary to accumulate the required reserve fund. No interest or earnings shall be payable by Landlord to Tenant of any amount hereunder, and Landlord may commingle said reserve with other funds of Landlord, subject to the payment by Landlord of all such taxes and assessments when the same become due or payable.

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     (b) Definition of "Real Property Tax". "Real Property Tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by taxing authority against the Premises and Project area; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Premises and Project area; or against Landlord's business of leasing the Premises and Project area; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises and Project area by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Premises and Project area due to a change of ownership, as defined by applicable law, or the transfer of all or part of the Landlord's interest in the Premises and Project area; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes, or any penalties or interest assessed as a result of Landlord's failure to timely pay when due real property taxes and assessments against the premises.

     (c) Personal Property Taxes.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall have personal property taxes billed separately from the Premises and Property.

          (ii) If any of Tenant's personal property is taxed with the Premises and Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, storm water management, refuse disposal and other utilities and services supplied to the Premises. However, if any services or utilities are jointly metered with other premises, Landlord shall make a reasonable determination of Ten ant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord.

     Section 4.04. Insurance Policies.

     (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of Premises) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000.00) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors, which shall be commercially reasonable. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and
(iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Ten ant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

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     (b) Property and Rental Income Insurance. During the Lease Term, Landlord
shall maintain policies of insurance covering loss of or damage to the Premises and Property in the full amount of its replacement value. Such policy shall provide protection against all perils, included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), and any other perils which Landlord deems reasonably necessary. Landlord shall have the right, at its sole discretion, to obtain flood and earthquake insurance. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property during the Lease Term. Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance policies maintained pursuant to this Section 4.04, with Tenant's share not to exceed One Thousand Dollars ($1,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

     (c) Payment of Premiums. Subject to Section 4.08, Tenant shall pay its pro rata share as described in Section 1.07 of premiums for the insurance policies described in Section 4.04(a) and (b) (whether obtained by Landlord or Tenant). For insurance policies maintained by Landlord which cover improvements on the entire Property, Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Section 4.02(a) for determining Tenant's share of Real Property Tax. If insurance policies maintained by Landlord cover improvements on real property other than the Property) Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. Before the "Lease Commencement Date", Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires

     (d) General Insurance Provisions.

          (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

          (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may at its sole option obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen
(15) days after receipt of a written statement that indicates the cost of such insurance.

          (iii) Tenant shall maintain all insurance under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide." Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is

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for the primary benefit of landlord. If at any time during the Lease Term,
Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interest. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

          (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give written notice to the insurance carriers of this mutual waiver of subrogation

     Section 4.05. Common Areas.

     (a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Property or project which are available for the common use of tenants and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. All such activities and changes are permitted if they do not materially affect Tenant's use of the Premises.

     (b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Property. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

     (c) Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in
Section 1.14 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Property or on the adjacent public streets. Temporary parking of large delivery vehicles in the Property may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them.

     Section 4.06. Late Charges. Tenant's failure to pay Base Monthly Rent and/or Additional Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and

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accounting charges, collection charges and legal charges. Therefore, if Landlord does not receive rent payment within five (5) days after it becomes due, Tenant shall pay Landlord a late charge equal to Ten (10) percent of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve
(12) percent per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.08. Payment of Expenses. The purpose of this Section is to ensure that Tenant pays its pro rata share of all expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Property. Accordingly, commencing at the same time as payments described in Section 3.01, Tenant shall pay to Landlord, as Additional Rent, its pro rata share of such expense. Tenant's pro rata share shall be the percentage that Tenant's square footage of Premises bears to the total building square footage of the Property as detailed in Section 1.07. Should Project building area be increased or decreased, Tenant's pro rata share will adjust accordingly.

     (a) Expenses Defined. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, real property taxes, repair or replacement, and insurance of the Project, including without limitation, the following costs:

          (1) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the land, buildings and common area of the Property.

          (2) All maintenance management, janitorial, legal, accounting, insurance, property management and service agreement costs related to the Project;

          (3) All maintenance, replacement and repair costs relating to the areas within or around the property, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including replacing, resurfacing and re-striping parking areas), walkways, building exteriors (including painting), signs and directories, and repairing and replacing roofs and wall. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience of the Landlord.

          (4) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred,);

          (5) Cost of supervision of the above described work at fifteen percent of the expense described above.

     (b) Annual Estimate of Expenses. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's portion of expenses for the remainder of the calendar year. At the commencement of each calendar year thereafter, Landlord shall estimate Tenant's portion of Expenses for the coming year.

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     (c) Monthly Additional Payment of Expenses. Tenant shall pay to Landlord, as Additional Rent, such estimate of expenses in monthly installments of one-twelfth (1/12th) beginning on the date Tenant commences payment of rent. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual expenses incurred during the prior calendar year and such accounting shall reflect Tenant's share of expenses. If the Additional Rent paid by Tenant under this Section during the preceding calendar year was less than the actual amount of Ten ant's share of expenses, Landlord shall so notify Tenant in writing and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due: failure to so notify Landlord shall represent final determination of Tenant's share of expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be paid by Landlord to Tenant within Thirty (30) days of such determination.

ARTICLE FIVE. USE OF PROPERTY

     Section 5.01. Permitted Uses. Tenant may use the Premises and Property only for tile Permitted Uses set forth in Section 1.09 above.

     Section 5.02. Manner of Use. Tenant shall not cause or permit the Premises or Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of the Project, or which constitutes a nuisance or waste. Tenant shall be solely responsible for verification of its intended use as it relates to zoning. In addition, Tenant shall be solely responsible for all costs associated with verifying or confining requirements of any government agency which has jurisdiction over this property. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Premises and shall promptly take all actions and incur all costs necessary to comply with al1 applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

     Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and their chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

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     Section 5.04. Signs and Auctions. Tenant shall not place any signs on the
Property or Premises without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord blameless from any and all costs, claims or liability arising from: (a) Tenant's use of the Premise and Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous material caused or permitted by Tenant; (c) any breach or default in the performance of Ten ant's obligations under this Lease. Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, and as between Tenant and Landlord only, Tenant assumes all risk of damage to Premises or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees.

     Section 5.06. Landlord's Access. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant at least twenty-four (24) hour prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

     Section 5.07. Quiet Possession. If Tenant pays Base Rent and Additional Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises and common area for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX. CONDITION OF PROPERTY: MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. Existing Conditions. Tenant accepts the Premises and Property in its condition as of the "Lease Commencement Date" of the Lease Agreement, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises and Property or the suitability for Tenant's intended use, including the properties commercial zoning designation. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and Property and is not relying on any representations of Landlord or any Broker.

     Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss in income therefrom), goods, wares, merchandise or other property of Ten ant or of Tenant's employees, invitees, customers or any other person. i_ or about the Project, whether such damage or injury is caused by or results from: (a) fire, steam: ele4' water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon the Premises, or from other sources or places; or (d) any act or omission of any other tenant of the Property. The provisions of this Section shall not, however, exempt Landlord from liability for Landlord's willful negligence.

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

     Section 6.03. Landlord's Obligations.

     (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Project (including painting the exterior surface of the exterior walls of the Project not more often than once every five (5) years and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Project. However, Landlord shall not be obligated to maintain or repair windows, replace light bulbs, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant agrees to reimburse Landlord for such work as described in
Section 4.08.

     Section 6.04. Tenant's Obligations.

     (a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Premises (including nonstructural, interior systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises and Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises and Property, regardless of whether the benefit of such replacement extends beyond the Lease term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended).

     If any part of the Premises or Property is damaged by any action or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Premises and Property which Tenant is obligated to maintain in an attractive clean, reasonable and fully operative condition.

     (b) Tenant shall fulfill all of Ten ant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace portions of the Premises or Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior written notice to Tenant (except that no notice shall be required in the case of an emergency), perform such maintenance or repair (including replacement. as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

     Section 6.05. Alterations, Additions, and Improvements.

     (a) Tenant shall not make any alterations, additions, or improvements to the Premises or Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

     (b) Tenant shall pay when due all claims for labor and material furnished to the Premises or Property. Tenant shall give Landlord at least twenty (20) day's prior Written notice of the commencement of any work, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

     Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean, including carpet washed and all lighting operational, and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to its prior condition; all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Ten ant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN. DAMAGE OR DESTRUCTION

     Section 7.0 1. Partial Damage to Property

     (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises or Property. If the Premises or Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Section 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

     (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damages is not covered by the insurance policies which Landlord maintains under Section 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If

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

Landlord elects to repair the damage. Tenant shall pay Landlord Tenant's pro rata share, as set forth in Section 1.07, of the "deductible amount" (if any) under Landlord's insurance policies. If the damage was due to an act or omission or Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay Landlord the difference between the actual cost of repair of the leased premises and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the leased Premises and any building in which the leased Premises is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of its election to repair the Premises and Property within ten (10) days after receiving Landlord's termination notice.

     (c) If the damage to the Premises or Property occurs during the last six
(6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

     Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (Le., the damage to the Property is greater than partial damage as described in Section 7.0 I), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within three (3) months after the date of destruction, Landlord may eject to rebuild the property at Landlord's own expense, in which case this Lease shall remain in fun force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of tot a! or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

     Section 7.03. Temporary Reduction of Rent. If the Premises or Property is destroyed or damaged and Landlord or Tenant repairs or restores pursuant to the provisions of this Article Seven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises or Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Monthly Rent and Additional Rent. Except for such possible reduction in Base Monthly Rent and Additional Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises or Property.

ARTICLE EIGHT. CONDEMNATION

     If all or any portion of the Premises or Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession whichever occurs first, If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the

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

absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Monthly Rent and Additional Rent shall be reduced to account for the decrease in usable space. The proceeds of the condemnation shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE. ASSIGNMENT AND SUBLETTING

     Section 9.0 I. Landlord's Consent Required. No portion of the Premises or Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer or more than twenty percent (20%) of the partnership interests shall require Landlord's consent.

     Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Premises, without Landlord's consent to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Ten ant's obligations under this Lease.

     Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.04. Landlord's Consent.

     (a) Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of the and rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors; (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii)the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Premises to the proposed transferee.

     Section 9.05. No Merger. No merger shall result from Tenant's sublease of the Premises and Property under this Article Nine, Tenant's sun-ender of this Lease or the termination of this Lease in any other manner. In any such event. Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN. DEFAULTS: REMEDIES

     Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises and Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02. Defaults. Tenant shall be in material default under this Lease,

     (a) If Tenant abandons the Premises or Property:

     (b) If Tenant fails to pay Rent, Additional Rent or any other charge when due;

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period often (10) days after written notice from Landlord; provided that if more than ten (10) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the ten (10) day period and thereafter diligently pursues its completion. The notice required by this paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii)if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days;(iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv)if substantially all of Tenant's assets located at the Property or of Ten ant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive as Additional rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate. any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

     Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Terminate Tenant's right to possession of the Premises and Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises and Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Ten ant's default, including (i) the worth at the time of the award of the unpaid Base Monthly Rent, Additional Rent and other charges which Landlord had earned at the time of the termination: (ii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iii) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting. including necessary renovation or alteration of the Premises, Landlord's reasonable attorney's fees incurred in connection therewith, and any real estate commission payable. As used in subpart (i) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate often percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (ii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises or Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b);

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent and Additional Rent as it becomes due;

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Oregon.

     Section 10.04. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary the Lease Agreement shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorney's fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; of the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Monthly Rent and other Rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

     Section 10.05. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN. PROTECTION OF LENDERS

     Section 11.01. Subordination. Landlord shall have the right to subordinate the Lease Agreement to any ground lease, deed of trust or mortgage encumbering the Property and Premises. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and Additional Rent and performs all of Ten ant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease recorded prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. Attornment. If Landlord's interest is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

     Section 11.03. Signing or Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so, If Tenant fails to do so within twenty
(20) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

     Section 11.04. Estoppel Certificates.

     (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed);(ii) that this Lease has not been cance1ed or terminated; (iii) the last date of payment of the Base Monthly Rent and other charges and the time period covered by such payment; (iv)that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why), and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer may require. Tenant shall deliver such statement to Landlord within twenty (20) days after Landlord's written request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

     (b) If Tenant does not deliver such statement to Landlord within such twenty (20)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts:(i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord;(ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Monthly Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     Section 11.05. Tenant's Financial Condition. Should any lender request from Landlord, within twenty (20) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord's lender requires to verify Tenant's ability to perform its Lease obligations. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE. LEGAL COSTS

     Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorney's fees and costs. The losing party in such action shall pay such attorney's fees and costs. Tenant shall also indemnity Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Project by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant; (c) otherwise arising out of or resulting from any act or transaction of tenant; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, instituted by or against Tenant. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

     Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorney's fees incurred in connection with Tenant's request for Landlord's consent under Section Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent, except as otherwise provided in this agreement.

ARTICLE THIRTEEN. MISCELLANEOUS PROVISIONS

     Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof. All costs of complying with the Americans With Disabilities Act or similar statute shall be paid by Landlord.

     Section 13.02. Landlord's Liability; Certain Duties.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided that any assignee expressly agrees to perform the duties of Landlord as described in this Lease Agreement. Each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the property whose name and address have been furnished to the Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

     (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Premises and the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease Agreement or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force.

     Section 13.04. Interpretation. The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine, and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Ten ant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises or Property with Tenant's express or implied permission.

     Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and Property and no other agreements are effective. All amendments and modifications to this Lease Agreement shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notice to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery.

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Either party may change its notice address upon written notice to the other party.

     Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or acceptance of payment shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interest of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the State of Oregon shall govern this Lease.

     Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy or a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.11. Joint and Several Liability. All parties signing this Lease and Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.13. Execution of Lease. This Lease Agreement may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 1314. Survival. the termination of this Lease. All representations and warranties of Landlord and Tenant shall survive

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     Section 14.00. Tenant's Right to Cancel Lease Agreement. Provided Tenant is
not in default of this Lease Agreement, Tenant may cancel the Lease by providing Landlord written notice delivered by certified mail. Provided Tenant delivers written notice, this Lease Agreement shall terminate ninety days after the date in which Landlord receives such notice. Tenant shall continue to pay Rent and Other Periodic Payments as described in Section 1.15 during the ninety day period.

ADDITIONAL PROVISIONS MAYBE SET FORTH IN AN EXHIBIT ATTACHED HERETO.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits which are attached to or incorporated by reference in this Lease.

LANDLORD'S Signature:

Signed on December 4, 2002


By:  /s/
   -----------------------------------------
Its:
    ----------------------------------------

TENANT'S Signature:

Signed on December 6, 2002
By: /s/ David Rosenberg
-----------------------
Its: President and Chief Executive Officer

THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW IT AND ASSIST YOU IN DETERMINING WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. NEITHER LANDLORD NOR ITS AGENT IS AUTHORIZED TO GIVE LEGAL OR T AX ADVICE AND MAKES NO REPRESENTATION AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO.



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